POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

 WHEREAS, the position or relationship the undersigned holds or has with
Advanced Energy Industries, Inc., a Delaware corporation (the "Company")
subjects him or her to the reporting requirements of Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Act");

 NOW, THEREFORE, the undersigned constitutes and appoints Hans G. Betz, Danny C.
Herron and Thomas O. McGimpsey, and each of them, as attorneys for me and in my name, place and stead, and in my capacity with the Company to execute and file such forms, including Form 3, Form 4, or Form 5, and any amendments thereto, with the Securities and Exchange Commission as are required pursuant to Section
16(a) of the Act when I am unable to execute such forms myself.

 IN WITNESS WHEREOF, the undersigned has set his hand this 1st day of December,
2010.

/s/ Gregg Patterson

Name: Gregg Patterson